Exhibit 10.4

FORM OF PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), dated as of _________, 2021, is entered into by and among Capitol Investment Corp. VII, a Delaware corporation (the “Company”), and the purchasers named on the signature pages hereto (collectively, the “Purchasers”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (a “Share”), and one-fifth of one redeemable warrant, each whole warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, as set forth in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”), File No. 333-252856 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Purchasers have agreed to purchase, at a price of $1.50 per warrant, an aggregate of 6,566,667 warrants (or 7,366,667 warrants if the underwriters in the Public Offering exercise their over-allotment option in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.     Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.   Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchasers.

B.   Purchase and Sale of the Private Placement Warrants.

(i)      At least 24 hours prior to the consummation of the Public Offering, each Purchaser shall deliver its respective portion of the aggregate purchase price of $1.50 per Private Placement Warrant for an aggregate purchase price of $9,850,000 (the “Purchase Price”) for the Private Placement Warrants into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement, pursuant to the terms of an investment management trust agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as trustee.

(ii)     On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (the “IPO Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, 6,566,667 Private Placement Warrants (or such greater amount as specified herein). On the IPO Closing Date, upon the payment by the Purchasers of $9,850,000 of the Purchase Price by wire transfer of immediately available funds to the Trust Fund, the Company shall deliver certificates evidencing the 6,566,667 Private Placement Warrants purchased on such date duly registered in the Purchasers’ names to the Purchasers as set forth on Exhibit A attached hereto or effect such delivery in book-entry form.

(iii)    Simultaneously with the consummation of the closing of any over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (each an “Option Closing Date”; each Option Closing Date (if any) and the IPO Closing Date, a “Closing Date”), the Company shall issue and sell to the Purchasers, and each Purchaser shall purchase from the Company, its respective portion of such number of additional Private Placement Warrants, up to a maximum of 800,000 Private Placement Warrants, as is necessary to maintain the amount held in the Trust Fund at $10.00 per unit sold in the Public Offering. On each Option Closing Date, upon payment by the Purchasers of the portion of the Purchase Price related to the additional Private Placement Warrants being purchased at such Option Closing Date by wire transfer of immediately available funds to the Trust Fund, the Company shall deliver certificates evidencing such additional Private Placement Warrants purchased on such Option Closing Date duly registered in the Purchaser’s names to the Purchasers as set forth on Exhibit A attached hereto or effect such delivery in book-entry form.

C.   Terms of the Private Placement Warrants.

(i)   Each Private Placement Warrant shall have the terms set forth in a warrant agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”).

(ii)  On or prior to the IPO Closing Date, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

Section 2.        Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive each Closing Date) that:

A.   Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.   Authorization; No Breach.

(i)   The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of each Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law) (the “Enforceability Exceptions”). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the applicable Closing Date, subject to the Enforceability Exceptions.

(ii)  The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not, as of each Closing Date, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated certificate of incorporation of the Company (in effect on the date hereof or as may be amended prior to the applicable Closing Date), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.   Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, each Purchaser will have good title to the Private Placement Warrants purchased by such Purchaser and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

D.   Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby, except for any filings required after the date hereof under federal or state securities laws.

Section 3.        Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchasers, each Purchaser, severally and not jointly, hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A.   Organization and Requisite Authority. Such Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.   Authorization; No Breach.

(i)      This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(ii)     The execution and delivery by such Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by such Purchaser does not and shall not, as of each Closing Date, (a) conflict with or result in a breach by such Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon such Purchaser’s equity or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to such Purchaser’s organizational documents (in effect on the date hereof or as may be amended prior to the applicable Closing Date), or any material law, statute, rule or regulation to which such Purchaser is subject, or any agreement, instrument, order, judgment or decree to which such Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

C.   Investment Representations.

(i)      Such Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)     Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and such Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii)    Such Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.

(iv)     Such Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v)      Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)    Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)   Such Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and (c) Rule 144 adopted pursuant to the Securities Act will not be available for resale transactions of Securities prior to the completion of an initial business combination and may not be available for resale transactions of Securities after an initial business combination.

(viii)  Such Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. Such Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity that would be jeopardized by the investment in the Securities. Such Purchaser can afford a complete loss of its investment in the Securities.

(D)     Legend. Such Purchaser acknowledges and agrees that the Private Placement Warrants will bear a legend substantially in the form set forth in the Warrant Agreement.

Section 4.        Return of Funds. If the Company does not complete the Public Offering within 14 days of the date the Purchase Price is delivered to the Trust Fund, the Company shall return the Purchase Price (without interest or deduction) to the undersigned, in an amount set forth on Exhibit A.

Section 5.        Conditions of the Purchasers’ Obligations. The obligations of the Purchasers to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A.   Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct at and as of such Closing Date as though then made.

B.   Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C.   No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.   Warrant Agreement. The Company shall have entered into the Warrant Agreement on terms satisfactory to the Purchasers.

Section 6.        Conditions of the Company’s Obligations. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A.   Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 hereof shall be true and correct at and as of such Closing Date as though then made.

B.   Performance. Such Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser on or before such Closing Date.

C.   Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D.   No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E.   Warrant Agreement. The Purchasers shall have entered into the Warrant Agreement.

Section 7.        Miscellaneous.

A.   Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof (including, without limitation, one or more of its members).

B.   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing.

D.   Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.   Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

F.    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

COMPANY:
CAPITOL INVESTMENT CORP. VII
By:
Name:
Title:
PURCHASERS:

Lawrence Calcano

Richard C. Donaldson

Thomas S. Smith, Jr.
CAPITOL ACQUISITION MANAGEMENT VII LLC
By:
Name:
Title:
CAPITOL ACQUISITION FOUNDER VII LLC
By:
Name:
Title:

[Signature Page to Private Placement Warrants Purchase Agreement]

Exhibit A

Name of Purchaser	Initial Purchase Price	Initial Private Placement Warrants	Over-Allotment Purchase Price	Over-Allotment Private Placement Warrants
Capitol Acquisition Management VII LLC

Capitol Acquisition Founder VII LLC

Lawrence Calcano

Richard C. Donaldson

Thomas S. Smith, Jr.